EXHIBIT 99.1
Altiris Reports Strong Financial Results for Q3 of Fiscal Year 2006
SALT LAKE CITY — October 30, 2006 — Altiris, Inc. (Nasdaq: ATRS), a pioneer of service-oriented management solutions, today announced financial results for the third quarter ended September 30, 2006.
For the third quarter of 2006, total revenue increased 15 percent over the comparable period of the prior year to $56.0 million. Net income for the third quarter was $3.6 million, or $0.12 per diluted share, including charges of $1.7 million for the amortization of acquired intellectual property, $945,000 for amortization of intangible assets, and $2.8 million in share-based compensation as required by FAS 123(R).
Non-GAAP net income for the third quarter of 2006 increased to $7.2 million, or $0.25 per diluted share, from $5.4 million, or $0.19 per diluted share, reported in the comparable period of the prior year. Non-GAAP net income excludes the above-mentioned charges and for 2005 excludes restructuring charges and applies a tax rate of 35 percent.
The Company generated cash flows of $8.7 million from operations and closed the third quarter of 2006 with $177.4 million in cash and investments.
“We are pleased to report good growth in both license and service revenue in the third quarter as customers increased their commitment to Altiris and our newer products continued to gain interest in the marketplace,” commented Greg Butterfield, president and CEO of Altiris. “Growth in the third quarter was driven by improving performance in our value added reseller and systems integrator channel, as well as good overall activity with other partners. In addition, Altiris continues to experience demand for a consolidated set of solutions from a single vendor for IT lifecycle management, security and IT operations.”
“Interest in the Altiris® Total Management SuiteTM Product was strong, and our newer product offerings such as Endpoint Security SolutionTM and Software Virtualization SolutionTM were instrumental in driving suite sales. With the release of the VPro platform, we continued what we expect will be a long-term partnership with Intel.”
“As we look ahead, we believe our strong market position will continue to drive additional business opportunities. Altiris’ unmatched ability to achieve business and IT alignment through our service-oriented management platform, including the Software Developer Program, is expected to drive growth into the future,” concluded Butterfield.

Earnings Call Information
Altiris, Inc. will broadcast a conference call discussing the company’s third quarter fiscal year 2006 results on Monday, October 30, 2006 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the investor relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=131071&eventID=1396556 and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. Eastern Time on October 30, 2006 through November 3, 2006, by dialing (800) 405-2236 and entering the passcode 11072872. Callers outside the US and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11072872.
Non-GAAP Financial Measures
In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations section of our website at www.altiris.com. We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules promulgated by the United States Securities and Exchange Commission. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, restructuring charges and stock-based compensation. In addition, we used a non-GAAP tax rate of 35 percent for the third quarters of 2006 and 2005.
About Altiris
Altiris Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.altiris.com.
Altiris is a registered trademark of Altiris Inc. in the U.S. and in other countries. The other company names or products mentioned are or may be trademarks of their respective owners.
Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding customer demand for

Altiris’ consolidated set of solutions, our expectation of a long-term partnership with Intel, our strong market position driving future business opportunities, and our expectation that our service-oriented management platform, including the Software Development Program, will drive growth in the future. . These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, the following: changes in the demand for our products; our inaccurate assessment of market demand or IT technology trends; difficulties in establishing Altiris as a service-oriented management platform and software development platform; errors or bugs in our software products; our inability to compete effectively in an increasingly competitive market; changes in economic conditions generally or technology spending in particular; changes in the competitive dynamics of our markets, including strategic alliances and consolidation among our competitors or strategic partners; material adverse changes in our relationships with Dell, HP, Intel, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners; our inability to develop and expand our VAR, systems integrator and other distribution channels; our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, which may result in unexpected fluctuations in our quarterly financial results; our inability to align our expenses with anticipated revenues and Company strategy; our inability to manage expenses; our inability to achieve the anticipated benefits of acquired businesses; slower than expected closure rates on larger transactions, including transactions involving our more complex product suites; disruptions in our business and operations as a result of acquisitions; difficulties and delays in product development and bringing products to market; the length and complexity of our product sales cycle; our failure to continue to meet the sophisticated and changing needs of our customers; risks inherent in doing business internationally; changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation, and does not intend, to update these forward-looking statements.
(TABLES TO FOLLOW)
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Altiris contact:	Investor contact:
Bradley Gittings	Erica Abrams
Altiris Inc.	The Blueshirt Group for Altiris
801-734-5403	415-217-7722
bradley.gittings@altiris.com	erica@blueshirtgroup.com

Altiris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$135,259	$110,838
Available-for-sale securities	42,189	36,110
Accounts receivable, net	44,454	45,547
Prepaid expenses and other current assets	8,223	3,383
Deferred tax asset	5,510	5,861

Total current assets	235,635	201,739

Property and equipment, net	7,919	6,564
Intangible assets, net	25,771	33,936
Goodwill	68,068	68,068
Available-for-sale securities, non-current	—	6,320
Other assets	790	330

Total Assets	$338,183	$316,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,215	$1,518
Accounts payable	2,691	2,406
Accrued salaries and benefits	9,628	12,508
Other accrued expenses	7,450	7,011
Deferred revenue	55,738	57,270

Total current liabilities	76,722	80,713
Capital lease obligations, net of current portion	776	1,634
Other accrued expenses, non-current	370	57
Deferred tax liability, non-current	1,332	5,556
Deferred revenue, non-current	5,712	4,857

Total liabilities	84,912	92,817

Stockholders’ equity:
Common Stock	3	3
Additional paid-in capital	231,253	217,087
Deferred compensation	—	(3,031)
Accumulated other comprehensive loss	(336)	(397)
Retained earnings	22,351	10,478

Total stockholders’ equity	253,271	224,140

Total liabilities and stockholders’ equity	$338,183	$316,957

Altiris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
Software	$28,922	$26,170	$88,982	$80,951
Services	27,047	22,605	80,011	61,088

Total revenue	55,969	48,775	168,993	142,039

Cost of revenue:
Software	440	315	871	578
Amortization of acquired core technology	1,669	2,294	5,162	6,713
Services (inclusive of share-based compensation of $80, $27, $355 and $113, respectively)	9,485	6,604	28,024	19,376

Total cost of revenue	11,594	9,213	34,057	26,667

Gross profit	44,375	39,562	134,936	115,372

Operating expenses:

Sales and marketing (inclusive of share-based compensation of $890, $1,013, $3,193 and $1,957, respectively)	21,481	20,615	64,963	59,948

Research and development (inclusive of share-based compensation of $1,025, $735, $3,136 and $1,293, respectively)	11,547	10,654	34,145	31,353
General and administrative (inclusive of share-based compensation of $831, $924, $2,335 and $1,431, respectively)	6,178	5,793	18,752	17,682
Amortization of intangible assets	945	997	3,003	3,014
Restructuring charges	—	2,019	42	2,019
Write-off of in-process research and development	—	—	—	1,600

Total operating expenses	40,151	40,078	120,905	115,616

Income (loss) from operations	4,224	(516)	14,031	(244)

Other income:
Interest income, net	1,893	839	4,925	2,324
Other (expense) income	(467)	(75)	389	8,694

Other income, net	1,426	764	5,314	11,018

Income before income taxes and cumulative effect of a change in accounting principle	5,650	248	19,345	10,774
Provision for income taxes	(2,010)	(116)	(7,823)	(4,011)

Income before cumulative effect of a change in accounting principle	3,640	132	11,522	6,763
Cumulative effect of a change in accounting principle (net of tax provision of $0, $0, $221 and $0, respectively)	—	—	351	—

Net income	$3,640	$132	$11,873	$6,763

Basic net income per common share:
Before cumulative effect of a change in accounting principle	$0.13	$—	$0.41	$0.25
Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income	$0.13	$—	$0.42	$0.25

Diluted net income per common share:
Before cumulative effect of a change in accounting principle	$0.12	$—	$0.40	$0.24
Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income	$0.12	$—	$0.41	$0.24

Basic shares	28,628	27,705	28,318	27,482

Diluted shares	29,339	28,288	28,911	28,451

Altiris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Non-GAAP Adjustments

GAAP income before income taxes and cumulative effect of a change in accounting principle	$5,650	$248	$19,345	$10,774
Add back:
Amortization of acquired core technology	1,669	2,294	5,162	6,713
Amortization of intangible assets	945	997	3,003	3,014
Write-off of in-process research and development	—	—	—	1,600
Restructuring charges	—	2,019	42	2,019
Litigation settlement	—	—	—	(10,000)
Stock-based compensation	2,826	2,699	9,019	4,794

Non-GAAP income before income taxes and cumulative effect of a change in accounting principle	11,090	8,257	36,571	18,914
Non-GAAP provision for income taxes (35%)	(3,882)	(2,890)	(12,800)	(6,620)

Non-GAAP net income before cumulative effect of a change in accounting principle	$7,208	$5,367	$23,771	$12,294

Non-GAAP net income per share:
Basic	$0.25	$0.19	$0.84	$0.45

Diluted	$0.25	$0.19	$0.82	$0.43

Shares used to compute Non-GAAP net income per share:
Basic	28,628	27,705	28,318	27,482

Diluted	29,339	28,288	28,911	28,451